Exhibit 10.2

Form of Non-Qualified Stock Option Agreement for Officers

DSL.NET, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

1. Grant of Option.

DSL.NET, INC., a Delaware corporation (the “Company”), hereby grants to [NAME OF OFFICER] (the “Employee”), an option, pursuant to the Company’s Amended and Restated 2001 Stock Option and Incentive Plan (the “Plan”), to purchase an aggregate of _________ shares (the “Shares”) of Common Stock, par value $.0005 per share (“Common Stock”), of the Company at a price of $______ per share, purchasable as set forth in and subject to the terms and conditions of this option agreement and the Plan. The original date of grant of this option is ____________, and is hereinafter referred to as the “Original Grant Date,” and the date ending one hundred and twenty (120) months thereafter is herein referred to as the “Tenth Anniversary Date.”

2. Exercise of Option and Provisions for Termination.

(a) Except as otherwise provided herein and subject to the right of cumulation provided herein, this option may be exercised, prior to the Tenth Anniversary Date, as to not more than the following number of shares of Common Stock covered by this option during the respective periods set forth as follows: (i) none of the shares of Common Stock covered by this option prior to __________, (ii) 16.66666% of the shares of Common Stock covered by this option from and after ___________, and (iii) an additional 2.77777% of the shares of Common Stock covered by this option on each monthly anniversary of the Original Grant Date thereafter, until fully vested, provided, however, that in the event there is no corresponding monthly anniversary date in any given month, such additional amount shall vest on the last day of such month (i.e., February 29 would correspond to January 31).

Notwithstanding anything herein to the contrary, in the event of a Change-in-Control (as defined in Section 11(b) of the Plan), any portion of the option granted to the Employee hereunder which would otherwise vest or become exercisable solely with the passage of time and the Employee’s continued employment the Company, shall immediately vest and become fully exercisable.

Notwithstanding anything herein to the contrary, in the event that the Employee’s employment with the Company is terminated by the Company for any reason other than Cause (as defined below), then the portion of the option granted hereunder which would otherwise vest or become exercisable pursuant to this Section 2(a) within twelve (12) months following the date of such termination shall immediately vest and become fully exercisable. The term “Cause” shall mean the Employee’s (i) habitual intoxication, (ii) illegal drug use or addiction, (iii) conviction of a felony (or plea of guilty or nolo contendere with respect thereto) which in any material respect impairs the reputation of, or in any material respect harms, the Company, (iv) material failure to perform his agreements, duties or obligations as an employee of the Company, other than from illness or injury, which failure is not cured by him within 30 days (or such longer period as may be reasonably necessary to cure such failure) following notice to him from the Company setting forth in reasonable detail the nature of such failure, or (v) commission of any act, or failure to act, in bad faith which in any material respect impairs the reputation of, or in any material respect harms, the Company.

The right of exercise provided herein shall be cumulative so that if the option is not exercised to the maximum extent permissible during any period it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time during any subsequent period prior to the expiration or termination of this option.

This option may not be exercised at any time after the Tenth Anniversary Date.

(b) Subject to the conditions hereof, this option shall be exercisable by the Employee giving written notice of exercise to the Company, specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in accordance with Section 3 hereof. Such exercise shall be effective upon receipt by the Treasurer of the Company of the written notice together with the required payment. The Employee shall be entitled to purchase less than the number of shares covered hereby, provided that no partial exercise of this option shall be for less than 10 whole shares.

(c) Subject to the provisions of Section 11 of the Plan, if the Employee ceases to be employed by the Company or one of its subsidiaries for any reason, including retirement but other than death, this option shall immediately terminate; provided, however, that any portion of this option which was otherwise exercisable on the date of termination of the Employee’s employment may be exercised within the three-month period following the date on which the Employee ceased to be so employed, or, if the Employee’s employment with the Company was terminated by the Company for a reason other than Cause, the one-year period following such termination, but in no event after the Tenth Anniversary Date. Any such exercise may be made only to the extent of the number of shares subject to this option which are purchasable upon the date of such termination of employment. If the Employee dies during such three-month or one-year period, this option shall be exercisable by the Employee’s personal representatives, heirs or legatees to the same extent and during the same period that the Employee could have exercised this option on the date of his or her death.

(d) If the Employee dies while an employee of the Company or any subsidiary of the Company, this option shall be exercisable, by the Employee’s personal representatives, heirs or legatees, to the same extent that the Employee could have exercised this option on the date of his or her death. This option or any unexercised portion hereof shall terminate unless so exercised prior to the earlier of the expiration of six months from the date of such death or the Tenth Anniversary Date.

3. Payment of Purchase Price.

(a) Payment of the purchase price for shares purchased upon exercise of this option shall be made by one or any combination of the following forms of payment:

(ii) by delivery to the Company of cash or check payable to the order of the Company in an amount equal to the purchase price of such shares;

(ii) if the Employee elects and the Company permits, subject to Section 3(b) below, by delivery of shares of Common Stock of the Company having a fair market value equal in amount to the purchase price of such shares; or

(iii)  if the Employee elects and the Company permits, and the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system), by delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Employee to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

(b) If Section 3(a)(ii) is applicable, and if the Employee delivers Common Stock held by the Employee (“Old Stock”) to the Company in full or partial payment of the exercise price and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Employee and the Company, an equivalent number of shares of Common Stock issued upon exercise of this option shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Employee paid for the option shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Employee free of any substantial risk of forfeiture for at least six months.

(c) For the purposes of Section 3(a)(ii) hereof, the fair market value of any share of the Company’s Common Stock to be delivered to the Company in exercise of this option shall be determined as of the last business day for which such prices or quotes are available prior to the date of exercise and shall mean (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market (or successor trading system), if the Common Stock is not then traded on a national securities exchange; or (iii) if the stock is not then traded on a national securities exchange or listed on the Nasdaq National Market (or successor trading system), the fair market value as determined in good faith by the Board of Directors of the Company, in accordance with the terms of the Plan.

(d) If the Employee elects to exercise options by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Employee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.

4. Delivery of Shares.

The Company shall, upon payment of the purchase price for the number of shares purchased and paid for, make (or cause to be made) prompt delivery of such shares to the Employee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action. No shares shall be issued and delivered upon exercise of any option unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange or market on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.

5. Non-transferability of Option.

Except as provided in Section 2(c) and Section 2(d) hereof, this option is personal and no rights granted hereunder shall be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall become null and void.

6. No Special Employment Rights.

Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to bind the Company or any of its subsidiaries to continue the employment of the Employee for the period within which this option may be exercised. However, during the period of the Employee’s employment, the Employee shall render diligently and faithfully the services which are assigned to the Employee from time to time by the Board of Directors or by the executive officers of the Company and its subsidiaries and shall at no time take any action which directly or indirectly would be inconsistent with the best interests of the Company or of its subsidiaries.

7. Rights as a Stockholder.

The Employee shall have no rights as a stockholder with respect to any shares which may be purchased by exercise of this option unless and until a certificate or certificates representing such shares are duly issued and delivered to the Employee. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

8. Recapitalization.

In the event that dividends are payable in shares of Common Stock or in the event there are splits, sub-divisions or combinations of shares of Common Stock subsequent to the date hereof, the number of shares subject to this option shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of this option shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

9. Reorganization.

In case the Company is merged or consolidated with another corporation or entity and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by any other corporation, or in case of a reorganization or liquidation of the Company, prior to the termination or expiration of this option, the Employee shall, with respect to this option or any unexercised portion thereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 11 of the Plan and Section 2 hereof.

10. Withholding Taxes.

Whenever shares are to be issued upon exercise of this option, the Company shall have the right to require the Employee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

11. Miscellaneous.

(a) Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Employee.

(b) All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

Dated:	DSL.NET, INC.

By:
Name:
Title

Address: 545 Long Wharf Drive
New Haven, Connecticut 06511

v

EMPLOYEE’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.

PARTICIPANT

Signature
Address: